Exhibit 99.2

News Release

Contact: Brad Cohen Public Relations Quantum Corp. (408) 944-4044 brad.cohen@quantum.com Christi Lee Investor Relations Quantum Corp. (253) 334-9823 ir@quantum.com	For Release: May 14, 2013 1:10 p.m. PDT

QUANTUM TO NOMINATE GREGG POWERS, CHAIRMAN AND CEO OF LONG-TIME SHAREHOLDER PRIVATE CAPITAL MANAGEMENT, TO BOARD OF DIRECTORS

SAN JOSE, Calif., May 14, 2013 – Quantum Corp. (NYSE:QTM), a proven global expert in data protection and big data management, today announced that it will nominate Gregg Powers, chairman and CEO of Private Capital Management (“PCM”), for election to the company’s board of directors at its 2013 Annual Meeting of Stockholders. PCM has been a long-term investor in Quantum and is one of the company’s largest shareholders, with beneficial ownership of approximately 8 percent of the outstanding shares of Quantum’s common stock.

“PCM has long been one of Quantum’s top shareholders, and Gregg brings a balanced perspective both as a professional value investor and technologist,” said Jon Gacek, president and CEO of Quantum. “He also has vast experience with technology investing, a deep understanding of our business and a clear appreciation of the key value drivers in our industry from a product, customer and human capital perspective.”

“Quantum has a broad portfolio of technologies and solutions that are well-suited to meeting customers’ data protection and big data management needs,” said Powers. “I have long known the company and believe that the pieces are in place to substantially enhance shareholder value. I look forward to working with management and the rest of the board to help the company fully capitalize on its many market opportunities and create value for all of Quantum’s stakeholders.”

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Quantum to Nominate Gregg Powers, Chairman and CEO of Long-time Shareholder Private Capital Management, to

Board of Directors

May 14, 2013, 1:10 p.m. PDT – Page 2

Powers joined PCM in 1988 and during the mid-1990s became co-portfolio manager, credited with the primary underwriting of the firm’s investments in technology, healthcare, and telecommunications. He was named president of PCM in 1999, CEO in 2008 and chairman in 2009. As portfolio manager, Powers oversees all aspects of the investment of client portfolios.

Prior to the 2013 Annual Meeting, Powers may observe Quantum board meetings.

About Quantum

Quantum is a proven global expert in data protection and big data management, providing specialized storage solutions for physical, virtual and cloud environments. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to help maximize the value of their data by protecting and preserving it over its entire lifecycle. With Quantum, customers can Be Certain™ they’re able to adapt in a changing world – keeping more data longer, bridging from today to tomorrow, and reducing costs. See how at www.quantum.com/BeCertain.

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Quantum, the Quantum logo and Be Certain are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, our statements regarding capitalizing on market opportunities and creating value may be considered forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2012 and in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 8, 2013. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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